EXHIBIT 99.1

Sense Holdings, Inc. Changes Name to China America Holdings, Inc.
to Reflect its New Business Focus

Company will now trade under the symbol “CAAH”

Ft. Lauderdale, FL, November, 26, 2007 – (Business Wire) – Sense Holdings, Inc., announced today that it has changed its name to China America Holdings, Inc. China America Holdings, Inc. is a diversified holding company operating in both the United States and China. The name change will be effective as of close of business on November 26, 2007. As a result of the name change, the company's trading symbol on the OTC Bulletin Board will change to "CAAH" effective at market open on November 27, 2007 and the new CUSIP number for its common stock will be 16939B107. Stockholders of the company are not required to exchange their stock certificates for new certificate reflecting these changes.

Management believes the new name more accurately reflects the company’s business operations today and on a going forward basis. Over the course of 2007, management has been executing on its plan to diversify its operations through strategic acquisitions in China in an effort to increase revenue and move the company toward a profitable future.

Towards that end, China America Holdings has acquired two majority owned subsidiaries. The company acquired a controlling interest in Shanghai Aohong Industry Co., Ltd. (“Aohong”), a distributor of chemical fluorine products throughout Asia. Aohong specializes in the processing, distribution, and import/export of a variety of refrigerant and coolant products used in automobiles, air conditioning systems, refrigeration units, and fire extinguishing agents.

China America Holdings, Inc. made its second acquisition of 2007 by acquiring a controlling interest in Big Tree Toys, Inc, a toy sourcing and exporting company located in Shantou, China. Big Tree Toys, Inc. provides sourcing and logistics in the toy and entertainment related industry in China. The company represents over 100,000 toys and entertainment related products.

These acquisitions have enabled China America Holdings to post record revenue for the third quarter, mainly attributable to its Aohong subsidiary and anticipates that 2007 will be a record year for revenue as well. The company continues to develop and market its biometric and explosive detection products.

Commenting on the name change Dore Perler, CEO of China America Holdings, stated "The name change is another important step in the remaking of our company and more accurately reflects our business direction as a global company, focusing on the vast opportunity in China. We have laid the foundation for future growth and we are pleased with the traction we are seeing with our latest acquisitions. We look forward to continued growth in our China subsidiaries and anticipate a record year in revenue and earnings as we move closer to our goal of achieving profitability in 2008.”

About China America Holdings, Inc

We are a diversified global holding company with operations in the U.S. and China. Our operations include majority ownership in two Chinese companies, Shanghai Aohong Industry Co., Ltd. and Big Tree Toys, Inc. Shanghai Aohong Industry Co., Ltd. is a distributor of assorted liquid coolants utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, and a manufacturer of steel non-refillable cylinders. Big Tree Toys, Inc., which is an authorized agent for toy manufacturers in China, represents in excess of 100,000 varieties of toy products such as remote control toys, digital toys, sports toys, play sets, educational toys, dolls, and infant toys. Our wholly owned subsidiary, Sense Technologies, Inc., is a provider of biometric solutions, and micro-sensor identification systems which owns patent rights and intellectual property for MEMS based explosives detection technology licensed through a national government laboratory.

Safe Harbor Statement

Statements contained herein, other than historical data, may constitute forward-looking statements. When used herein, the words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements regarding events and financial trends which may affect our company’s future operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our company’s actual results and financial position to differ materially from those included within the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, U.S. and Chinese government and industry regulation, interest rate risk, U.S., Chinese and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Contact:

Mr. Dore Scott Perler

China America Holdings, Inc.

954-726-1422, ext. 101

dore@senseme.com